UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 25, 2007
(Date of earliest event reported)

McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle Santa Clara, California 95054 (Address of Principal Executive Offices, including zip code) (408) 346-3832 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 25, 2007, McAfee, Inc. ("McAfee") issued a press release announcing its preliminary results for the third quarter ended September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby furnished and not filed.  Unless expressly incorporated into a filing of McAfee under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained in this Item 2.02 and in the furnished press release shall not be incorporated by reference into any filing of McAfee, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

The third quarter 2007 results are preliminary because, as previously announced, McAfee has determined that it will restate its historical financial statements to record additional non-cash charges associated with past stock option grants and to reflect the related tax impact for stock-based compensation expense over a ten-year period. McAfee believes this restatement is likely to result in aggregate non-cash charges in the range of $100 million to $150 million. In addition, McAfee expects the restatement to include other adjustments to certain balance sheet and income statement accounts that will affect its previously reported results, as well as its preliminary results announced on October 25, 2007, which are presented without taking into account any adjustments required as a result of the restatement.

McAfee intends to file its restated financial results and related periodic reports as soon as practicable.

The unaudited financial information furnished in Exhibit 99.1, including third quarter 2007 net income and net income per share, as well as comparisons of these amounts and related trends between periods are subject to change as a result of the restatement described above. These changes are likely to affect the unaudited financial information included in Exhibit 99.1 and some of these effects may be material. Consequently, as previously disclosed, McAfee has concluded that its previously filed financial statements and related financial information for the periods presented herein, including any such information included in Exhibit 99.1, should no longer be relied upon. The information furnished in Exhibit 99.1 does not reflect any of the developments relating to the review of prior period option grants.

While McAfee believes that the unaudited financial information furnished in Exhibit 99.1 has been prepared in accordance with Generally Accepted Accounting Principles (GAAP) in the United States except for the uncertainties for the above-noted items and except where specifically noted in such Exhibit that a non-GAAP financial measure is used, it can give no assurance that all adjustments are final and that all adjustments necessary to present its financial information in accordance with GAAP have been identified. Therefore, all results reported in the furnished Exhibit 99.1 should be considered preliminary until McAfee files its quarterly report on Form 10-Q for the quarter ended September 30, 2007.

This Form 8-K contains forward-looking statements which include those regarding the expected non-cash charges for stock-based compensation, related tax effects and other adjustments recorded as a result of the restatement of McAfee’s historical financial statements, and the timing of McAfee’s filing of its restated financial results and related periodic reports. Actual results could vary perhaps materially and the expected results may not occur. In particular, McAfee will be required to make adjustments to its unaudited preliminary third quarter 2007 results in addition to its financial results previously reported for prior periods, as a result of its investigation into its stock option grant practices. The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release dated October 25, 2007 announcing preliminary third quarter 2007 results. (solely furnished and not filed herewith pursuant to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAFEE, INC.

Date: October 25, 2007	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer